EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results For Second Quarter of 2020

BIRMINGHAM, Ala., July 20, 2020 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ: SFBS), today announced earnings and operating results for the three and six months ended June 30, 2020.

Second Quarter 2020 Highlights:

  Diluted EPS for the second quarter increased 14% to $0.75 year over year
  Record deposit growth of $1.5 billion during the second quarter
  Funded approximately 4,800 Payroll Protection Program (“PPP”) loans totaling over $1.0 billion, with 68% less than $150,000 in size
  Asset quality improved, with nonperforming loans to total loans improving to 26 basis points during the second quarter
  Total assets exceed $11.0 billion

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

	Period Ending June 30, 2020	Period Ending March 31, 2020	% Change From Period Ending March 31, 2020 to Period Ending June 30, 2020	Period Ending June 30, 2019	% Change From Period Ending June 30, 2019 to Period Ending June 30, 2020
QUARTERLY OPERATING RESULTS
Net Income	$40,448	$34,778	16%	$35,633	14%
Net Income Available to Common Stockholders	$40,417	$34,778	16%	$35,602	14%
Diluted Earnings Per Share	$0.75	$0.64	17%	$0.66	14%
Return on Average Assets	1.55%	1.54%		1.69%
Return on Average Common Stockholders' Equity	18.40%	16.23%		18.72%
Average Diluted Shares Outstanding	54,194,506	54,167,414		54,089,107

YEAR-TO-DATE OPERATING RESULTS
Net Income	$75,226			$70,643	6%
Net Income Available to Common Stockholders	$75,195			$70,612	6%
Diluted Earnings Per Share	$1.39			$1.31	6%
Return on Average Assets	1.54%			1.72%
Return on Average Common Stockholders' Equity	17.31%			19.06%
Average Diluted Shares Outstanding	54,180,960			54,082,857

BALANCE SHEET
Total Assets	$11,012,195	$9,364,882	18%	$8,740,237	26%
Loans	8,315,375	7,568,836	10%	6,967,886	19%
Non-interest-bearing Demand Deposits	2,678,893	1,925,626	39%	1,576,959	70%
Total Deposits	9,342,918	7,832,655	19%	7,404,794	26%
Stockholders' Equity	914,588	881,885	4%	778,957	17%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $40.4 million for the quarter ended June 30, 2020, compared to net income and net income available to common stockholders of $35.6 million for the same quarter in 2019.  Basic and diluted earnings per common share were $0.75 and $0.75, respectively, for the second quarter of 2020, compared to $0.67 and $0.66, respectively, for the second quarter of 2019.

Annualized return on average assets was 1.55% and annualized return on average common stockholders’ equity was 18.40% for the second quarter of 2020, compared to 1.69% and 18.72%, respectively, for the second quarter of 2019.

Net interest income was $83.2 million for the second quarter of 2020, compared to $77.6 million for the first quarter of 2020 and $70.1 million for the second quarter of 2019.  The net interest margin in the second quarter of 2020 was 3.32% compared to 3.58% in the first quarter of 2020 and 3.44% in the second quarter of 2019.  Origination of PPP loans and increased excess liquidity drove unfavorable rate and mix changes while lower deposit rates and increases in noninterest bearing demand balances drove favorable rate and mix changes, respectively.  Accretion of net fees on PPP loans of $2.6 million during the second quarter of 2020 offset the decrease in loan yield by approximately 12 basis points.

Average loans for the second quarter of 2020 were $8.33 billion, an increase of $972.6 million, or 52% annualized, over average loans of $7.36 billion for the first quarter of 2020, and an increase of $1.54 billion, or 23%, over average loans of $6.79 billion for the second quarter of 2019.  We originated over 4,800 PPP loans during the second quarter of 2020 for a total of $1.05 billion.  Average total balances of PPP loans for the second quarter of 2020 were $885.5 million.  Excluding PPP loans, average loans for the second quarter of 2020 were $7.45 billion, an increase of $87.0 million over average loans for the first quarter of 2020, and an increase of $659.1 million, or 10%, over average loans for the second quarter of 2019.

Average total deposits for the second quarter of 2020 were $8.87 billion, an increase of $1.23 billion, or 64% annualized, over average total deposits of $7.64 billion for the first quarter of 2020, and an increase of $1.69 billion, or 24%, over average total deposits of $7.18 billion for the second quarter of 2019.

Nonperforming assets to total assets were 0.26% for the second quarter of 2020, a decrease of 18 basis points compared to 0.44% for the first quarter of 2020 and a decrease of 17 basis points compared to 0.43% for the second quarter of 2019.  Annualized net charge-offs to average loans were 0.20%, a six basis-point decrease compared to 0.26% for the first quarter of 2020 and a decrease of two basis points compared to 0.22% for the second quarter of 2019.  We recorded a $10.3 million provision for loan losses in the second quarter of 2020 compared to $13.6 million in the first quarter of 2020 and $4.9 million in the second quarter of 2019.  The allowance for loan loss as a percentage of total loans was 1.10% at June 30, 2020, a decrease of 3 basis points compared to 1.13% at March 31, 2020 and an increase of 8 basis points compared to 1.02% at June 30, 2019.  Excluding PPP loans, the allowance for loan loss as a percentage of total loans was 1.26% at June 30, 2020.  The CARES Act, passed into law on March 27, 2020 as a result of the COVID-19 outbreak, allows companies to delay their adoption of Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit losses methodology for estimating allowances for credit losses. We have elected to delay adoption of ASU 2016-13 until the date on which the national emergency concerning the COVID-19 outbreak terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Noninterest income for the second quarter of 2020 increased $1.2 million, or 22%, to $7.0 million from $5.8 million in the second quarter of 2019.  Mortgage banking revenue increased $1.0 million, or 94%, from the second quarter of 2019 to the second quarter of 2020.  Mortgage loan origination volumes increased approximately 65% during the second quarter of 2020 when compared to the same quarter in 2019.  Additionally, more of the originations in 2020 were sellable loans, driving higher gains on sale.  Credit card revenue decreased $343,000, or 20%, to $1.4 million during the second quarter of 2020, compared to $1.7 million during the second quarter of 2019.  The amount of spend on purchase cards increased $20.5 million while the amount of spend on business credit cards decreased $14.3 million during the second quarter of 2020 when compared to the second quarter of 2019.  Purchase card spend carries lower profit margins than credit cards due to their higher rebates.  Income on life insurance policies increased $686,000, or 88%, to $1.5 million during the second quarter of 2020, compared to $778,000 during the second quarter of 2019.  We purchased an additional $75.0 million in BOLI contracts during the third quarter of 2019.  Other income for the second quarter of 2020 decreased $151,000, or 39%, to $241,000 from $392,000 in the second quarter of 2019.  On May 4, 2020 we bought an interest rate cap with a term of three years and a notional amount of $300 million.  The cap is tied to one-month LIBOR with a strike rate of 0.50%.  We wrote down the value of the cap by $252,000 during the second quarter of 2020 through other income and are amortizing the fee paid to our counterparty over the life of the cap.

Noninterest expense for the second quarter of 2020 increased $2.8 million, or 11%, to $28.8 million from $26.0 million in the second quarter of 2019, and increased $896,000, or 3%, on a linked quarter basis.  Salary and benefit expense for the second quarter of 2020 increased $1.5 million, or 10%, to $15.8 million from $14.3 million in the second quarter of 2019, and increased $134,000, or 1%, on a linked quarter basis.  Costs to originate PPP loans totaling $2.4 million were incurred during the second quarter of 2020.  These costs were credited against salary and benefits as a deferred expense and will be amortized over the life of the loans by netting them against accretion of deferred origination fees.  Bonuses of approximately $2.5 million were paid during the second quarter of 2020 related to work performed on the PPP.  Additional bonuses of $71,000 were paid to front-line employees who continued to assist customers during the peak of the pandemic.  Equipment and occupancy expense increased $147,000, or 6%, to $2.4 million in the second quarter of 2020, from $2.3 million in the second quarter of 2019.  Third party processing expenses increased $789,000, or 29%, to $3.5 million in the second quarter of 2020, from $2.7 million in the second quarter of 2019.  Limited-term licenses were added to our loan origination systems to enable more employees to assist customers with their PPP loans.  These licenses added $514,000 to third party processing expenses during the second quarter of 2020.  Professional services expense decreased $100,000, or 8%, to $1.1 million in the second quarter of 2020, from $1.2 million in the second quarter of 2019, and increased $143,000, or 15%, from $948,000 on a linked-quarter basis.  FDIC and other regulatory assessments decreased $486,000, or 45%, to $595,000 in the second quarter of 2020, from $1.1 million in the second quarter of 2019.  Lower growth in assets during the second quarter of 2020, excluding PPP loans, resulted in us adjusting our accrual for assessments to be paid at the end of the third quarter of 2020.  Expenses associated with other real estate owned increased $1.1 million to $1.3 million in the second quarter of 2020, from $212,000 in the second quarter of 2019.  Updated appraisals resulted in write-downs in values on two properties in our Birmingham, Alabama market.  Other operating expenses for the second quarter of 2020 decreased $100,000, or 2%, to $4.1 million from $4.2 million in the second quarter of 2019, and increased $452,000, or 12%, on a linked-quarter basis.  The efficiency ratio was 31.92% during the second quarter of 2020 compared to 34.30% during the second quarter of 2019 and compared to 33.11% during the first quarter of 2020.

Income tax expense increased $1.4 million, or 15%, to $10.7 million in the second quarter of 2020, compared to $9.3 million in the second quarter of 2019.  Our effective tax rate was 20.95% for the second quarter of 2020 compared to 20.74% for the second quarter of 2019.  State of Alabama tax credit investments matured at the end of 2019, causing our state credit amounts to decrease from $497,000 during the second quarter of 2019 to $132,000 during the second quarter of 2020.  We recognized a reduction in provision for income taxes resulting from excess tax benefits from the exercise and vesting of stock options and restricted stock during the second quarters of 2020 and 2019 of $136,000 and $186,000, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At June 30, 2020	At March 31, 2020	At December 31, 2019	At September 30, 2019	At June 30, 2019
Book value per share - GAAP	$16.98	$16.38	$15.71	$15.13	$14.55
Total common stockholders' equity - GAAP	914,588	881,886	842,682	810,537	778,957
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,043	14,111	14,179	14,246	14,314
Tangible common stockholders' equity - non-GAAP	$900,545	$867,775	$828,503	$796,291	$764,643
Tangible book value per share - non-GAAP	$16.72	$16.12	$15.45	$14.86	$14.29

Stockholders' equity to total assets - GAAP	8.31%	9.42%	9.42%	9.00%	8.91%
Total assets - GAAP	$11,012,195	$9,364,882	$8,947,653	$9,005,112	$8,740,237
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,043	14,111	14,179	14,246	14,314
Total tangible assets - non-GAAP	$10,998,152	$9,350,771	$8,933,474	$8,990,866	$8,725,923
Tangible common equity to total tangible assets - non-GAAP	8.19%	9.28%	9.27%	8.86%	8.76%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola, Sarasota and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “could,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including, but not limited to: the global health and economic crisis precipitated by the COVID-19 outbreak; general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; economic crisis and associated credit issues in industries most impacted by the COVID-19 outbreak, including but not limited to, the restaurant, hospitality and retail sectors; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q for fiscal year 2020, and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands except share and per share data)
	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019
CONSOLIDATED STATEMENT OF INCOME
Interest income	$95,080	$96,767	$98,187	$101,130	$97,787
Interest expense	11,846	19,127	22,410	28,125	27,702
Net interest income	83,234	77,640	75,777	73,005	70,085
Provision for loan losses	10,283	13,584	5,884	6,985	4,884
Net interest income after provision for loan losses	72,951	64,056	69,893	66,020	65,201
Non-interest income	7,033	6,674	6,936	6,202	5,778
Non-interest expense	28,816	27,920	25,503	25,153	26,022
Income before income tax	51,168	42,810	51,326	47,069	44,957
Provision for income tax	10,720	8,032	10,289	9,506	9,324
Net income	40,448	34,778	41,037	37,563	35,633
Preferred stock dividends	31	-	32	-	31
Net income available to common stockholders	$40,417	$34,778	$41,005	$37,563	$35,602
Earnings per share - basic	$0.75	$0.65	$0.77	$0.70	$0.67
Earnings per share - diluted	$0.75	$0.64	$0.76	$0.69	$0.66
Average diluted shares outstanding	54,194,506	54,167,414	54,149,554	54,096,368	54,089,107

CONSOLIDATED BALANCE SHEET DATA
Total assets	$11,012,195	$9,364,882	$8,947,653	$9,005,112	$8,740,237
Loans	8,315,375	7,568,836	7,261,451	7,022,069	6,967,886
Debt securities	856,378	827,032	759,649	688,271	658,221
Non-interest-bearing demand deposits	2,678,893	1,925,626	1,749,879	1,678,672	1,576,959
Total deposits	9,342,918	7,832,655	7,530,433	7,724,158	7,404,794
Borrowings	64,715	64,707	64,703	64,693	64,684
Stockholders' equity	$914,588	$881,885	$842,682	$810,537	$778,957

Shares outstanding	53,874,276	53,844,009	53,623,740	53,579,013	53,526,882
Book value per share	$16.98	$16.38	$15.71	$15.13	$14.55
Tangible book value per share (1)	$16.72	$16.12	$15.45	$14.86	$14.29

SELECTED FINANCIAL RATIOS (Annualized)
Net interest margin	3.32%	3.58%	3.47%	3.36%	3.44%
Return on average assets	1.55%	1.54%	1.80%	1.67%	1.69%
Return on average common stockholders' equity	18.40%	16.23%	19.75%	18.69%	18.72%
Efficiency ratio	31.92%	33.11%	30.83%	31.76%	34.30%
Non-interest expense to average earning assets	1.15%	1.29%	1.17%	1.16%	1.28%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	11.26%	10.68%	10.50%	10.39%	10.18%
Tier 1 capital to risk-weighted assets	11.27%	10.68%	10.50%	10.39%	10.19%
Total capital to risk-weighted assets	13.27%	12.54%	12.31%	12.27%	12.02%
Tier 1 capital to average assets	9.24%	9.56%	9.13%	8.88%	9.00%
Tangible common equity to total tangible assets (1)	8.19%	9.28%	9.27%	8.86%	8.76%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2020	June 30, 2019	% Change
ASSETS
Cash and due from banks	$102,282	$68,841	49%
Interest-bearing balances due from depository institutions	1,444,293	409,052	253%
Federal funds sold	2,352	408,289	(99)%
Cash and cash equivalents	1,548,927	886,182	75%
Available for sale debt securities, at fair value	856,128	657,971	30%
Held to maturity debt securities (fair value of $250 at June 30, 2020 and 2019)	250	250	-%
Mortgage loans held for sale	14,491	9,446	53%
Loans	8,315,375	6,967,886	19%
Less allowance for loan losses	(91,507)	(71,386)	28%
Loans, net	8,223,868	6,896,500	19%
Premises and equipment, net	55,588	57,195	(3)%
Goodwill and other identifiable intangible assets	14,043	14,314	(2)%
Other assets	298,900	218,379	37%
Total assets	$11,012,195	$8,740,237	26%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$2,678,893	$1,576,959	70%
Interest-bearing	6,664,025	5,827,835	14%
Total deposits	9,342,918	7,404,794	26%
Federal funds purchased	635,606	459,449	38%
Other borrowings	64,715	64,684	-%
Other liabilities	54,368	32,353	68%
Total liabilities	10,097,607	7,961,280	27%
Stockholders' equity:
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
June 30, 2020 and June 30, 2019	-	-
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 53,874,276 shares issued and outstanding at June 30, 2020, and 53,526,882 shares issued and outstanding
at June 30, 2019	54	54	-%
Additional paid-in capital	222,437	218,658	2%
Retained earnings	672,984	555,425	21%
Accumulated other comprehensive income	18,611	4,318	331%
Total stockholders' equity attributable to ServisFirst Bancshares, Inc.	914,086	778,455	17%
Noncontrolling interest	502	502	-%
Total stockholders' equity	914,588	778,957	17%
Total liabilities and stockholders' equity	$11,012,195	$8,740,237	26%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Interest income:
Interest and fees on loans	$89,383	$88,610	$178,768	$174,134
Taxable securities	5,092	4,193	10,246	7,939
Nontaxable securities	211	393	444	839
Federal funds sold	34	1,998	311	3,217
Other interest and dividends	360	2,593	2,078	5,357
Total interest income	95,080	97,787	191,847	191,486
Interest expense:
Deposits	10,756	24,240	27,501	46,385
Borrowed funds	1,090	3,462	3,472	6,238
Total interest expense	11,846	27,702	30,973	52,623
Net interest income	83,234	70,085	160,874	138,863
Provision for loan losses	10,283	4,884	23,867	9,769
Net interest income after provision for loan losses	72,951	65,201	137,007	129,094
Non-interest income:
Service charges on deposit accounts	1,823	1,786	3,739	3,488
Mortgage banking	2,107	1,087	3,178	1,662
Credit card income	1,398	1,741	3,163	3,317
Securities losses	-	(6)	-	(6)
Increase in cash surrender value life insurance	1,464	778	2,917	1,540
Other operating income	241	392	710	721
Total non-interest income	7,033	5,778	13,707	10,722
Non-interest expense:
Salaries and employee benefits	15,792	14,339	31,450	28,604
Equipment and occupancy expense	2,434	2,287	4,834	4,546
Third party processing and other services	3,513	2,724	6,858	5,135
Professional services	1,091	1,191	2,039	2,185
FDIC and other regulatory assessments	595	1,081	1,927	2,100
Other real estate owned expense	1,303	212	1,904	234
Other operating expense	4,088	4,188	7,724	8,546
Total non-interest expense	28,816	26,022	56,736	51,350
Income before income tax	51,168	44,957	93,978	88,466
Provision for income tax	10,720	9,324	18,752	17,823
Net income	40,448	35,633	75,226	70,643
Dividends on preferred stock	31	31	31	31
Net income available to common stockholders	$40,417	$35,602	$75,195	$70,612
Basic earnings per common share	$0.75	$0.67	$1.40	$1.32
Diluted earnings per common share	$0.75	$0.66	$1.39	$1.31

LOANS BY TYPE (UNAUDITED)
(In thousands)

	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019
Commercial, financial and agricultural	$3,498,627	$2,771,307	$2,696,210	$2,653,934	$2,633,529
Real estate - construction	544,586	548,578	521,392	550,871	603,779
Real estate - mortgage:
Owner-occupied commercial	1,634,495	1,678,532	1,587,478	1,526,911	1,538,279
1-4 family mortgage	665,883	675,870	644,188	632,346	630,963
Other mortgage	1,911,384	1,834,137	1,747,394	1,592,072	1,496,512
Subtotal: Real estate - mortgage	4,211,762	4,188,539	3,979,060	3,751,329	3,665,754
Consumer	60,400	60,412	64,789	65,935	64,824
Total loans	$8,315,375	$7,568,836	$7,261,451	$7,022,069	$6,967,886

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019
Allowance for loan losses:
Beginning balance	$85,414	$76,584	$77,192	$71,386	$70,207
Loans charged off:
Commercial, financial and agricultural	1,358	2,640	4,742	3,626	3,610
Real estate - construction	376	454	-	-	-
Real estate - mortgage	2,520	1,678	1,689	4,974	169
Consumer	62	58	139	172	63
Total charge offs	4,316	4,830	6,570	8,772	3,842
Recoveries:
Commercial, financial and agricultural	84	62	51	126	117
Real estate - construction	1	1	1	1	-
Real estate - mortgage	13	1	2	-	4
Consumer	28	12	24	60	16
Total recoveries	126	76	78	187	137
Net charge-offs	4,190	4,754	6,492	8,585	3,705
Allocation from Loan Guarantee Program	-	-	-	7,406	-
Provision for loan losses	10,283	13,584	5,884	6,985	4,884
Ending balance	$91,507	$85,414	$76,584	$77,192	$71,386

Allowance for loan losses to total loans	1.10%	1.13%	1.05%	1.10%	1.02%
Allowance for loan losses to total average loans	1.10%	1.16%	1.08%	1.11%	1.05%
Net charge-offs to total average loans	0.20%	0.26%	0.36%	0.49%	0.22%
Provision for loan losses to total average loans	0.50%	0.74%	0.33%	0.40%	0.29%
Nonperforming assets:
Nonaccrual loans	$16,881	$28,914	$30,091	$35,732	$21,840
Loans 90+ days past due and accruing	5,133	4,954	6,021	5,317	10,299
Other real estate owned and repossessed assets	6,537	7,448	8,178	5,337	5,649
Total	$28,551	$41,316	$44,290	$46,386	$37,788

Nonperforming loans to total loans	0.26%	0.45%	0.50%	0.58%	0.46%
Nonperforming assets to total assets	0.26%	0.44%	0.50%	0.52%	0.43%
Nonperforming assets to earning assets	0.26%	0.45%	0.50%	0.53%	0.44%
Reserve for loan losses to nonaccrual loans	542.07%	295.41%	254.51%	216.03%	326.86%

Restructured accruing loans	$975	$975	$625	$3,468	$2,742

Restructured accruing loans to total loans	0.01%	0.01%	0.01%	0.05%	0.04%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019
Beginning balance:	$2,367	$3,330	$11,248	$11,284	$12,289
Additions	-	350	250	-	-
Net (paydowns) / advances	(12)	(232)	(3,481)	714	(12)
Charge-offs	(412)	(1,081)	(1,333)	(750)	(993)
Transfer to OREO	(375)	-	(3,354)	-	-
Ending balance	$1,568	$2,367	$3,330	$11,248	$11,284

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	2nd Quarter 2020	1st Quarter 2020	4th Quarter 2019	3rd Quarter 2019	2nd Quarter 2019
Interest income:
Interest and fees on loans	$89,383	$89,385	$89,407	$90,767	$88,610
Taxable securities	5,092	5,154	4,702	4,367	4,193
Nontaxable securities	211	233	274	316	393
Federal funds sold	34	277	1,053	1,768	1,998
Other interest and dividends	360	1,718	2,751	3,912	2,593
Total interest income	95,080	96,767	98,187	101,130	97,787
Interest expense:
Deposits	10,756	16,745	19,786	24,787	24,240
Borrowed funds	1,090	2,382	2,624	3,338	3,462
Total interest expense	11,846	19,127	22,410	28,125	27,702
Net interest income	83,234	77,640	75,777	73,005	70,085
Provision for loan losses	10,283	13,584	5,884	6,985	4,884
Net interest income after provision for loan losses	72,951	64,056	69,893	66,020	65,201
Non-interest income:
Service charges on deposit accounts	1,823	1,916	1,806	1,735	1,786
Mortgage banking	2,107	1,071	1,366	1,333	1,087
Credit card income	1,398	1,765	1,891	1,868	1,741
Securities (losses) gains	-	-	(1)	34	(6)
Increase in cash surrender value life insurance	1,464	1,453	1,419	787	778
Other operating income	241	469	455	445	392
Total non-interest income	7,033	6,674	6,936	6,202	5,778
Non-interest expense:
Salaries and employee benefits	15,792	15,658	13,680	15,499	14,339
Equipment and occupancy expense	2,434	2,400	2,339	2,387	2,287
Third party processing and other services	3,513	3,345	3,176	2,923	2,724
Professional services	1,091	948	1,163	887	1,191
FDIC and other regulatory assessments	595	1,332	1,171	(296)	1,081
Other real estate owned expense	1,303	601	103	78	212
Other operating expense	4,088	3,636	3,871	3,675	4,188
Total non-interest expense	28,816	27,920	25,503	25,153	26,022
Income before income tax	51,168	42,810	51,326	47,069	44,957
Provision for income tax	10,720	8,032	10,289	9,506	9,324
Net income	40,448	34,778	41,037	37,563	35,633
Dividends on preferred stock	31	-	32	-	31
Net income available to common stockholders	$40,417	$34,778	$41,005	$37,563	$35,602
Basic earnings per common share	$0.75	$0.65	$0.77	$0.70	$0.67
Diluted earnings per common share	$0.75	$0.64	$0.76	$0.69	$0.66

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	2nd Quarter 2020		1st Quarter 2020		4th Quarter 2019		3rd Quarter 2019		2nd Quarter 2019
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$8,301,775	4.31%	$7,328,594	4.89%	$7,066,576	5.00%	$6,927,075	5.18%	$6,756,927	5.24%
Tax-exempt (2)	31,929	4.12	32,555	4.04	35,563	4.00	34,195	3.98	32,124	3.83
Total loans, net of unearned income	8,333,704	4.31	7,361,149	4.88	7,102,139	4.99	6,961,270	5.17	6,789,051	5.23
Mortgage loans held for sale	13,278	2.09	4,282	2.16	6,505	2.44	6,482	2.45	5,208	3.85
Debt securities:
Taxable	761,575	2.67	750,413	2.75	670,732	2.81	595,405	2.93	565,491	2.97
Tax-exempt (2)	38,201	2.62	44,029	2.33	50,825	2.17	59,992	2.21	77,364	2.10
Total securities (3)	799,776	2.67	794,442	2.72	721,557	2.76	655,397	2.87	642,855	2.86
Federal funds sold	83,274	0.16	105,423	1.06	238,927	1.75	312,968	2.24	323,714	2.48
Interest-bearing balances with banks	849,549	0.17	469,199	1.47	602,755	1.81	690,973	2.25	411,481	2.53
Total interest-earning assets	$10,079,581	3.80%	$8,734,495	4.46%	$8,671,883	4.49%	$8,627,090	4.65%	$8,172,309	4.80%
Non-interest-earning assets:
Cash and due from banks	76,212		66,140		70,381		71,418		76,988
Net premises and equipment	57,446		58,066		57,986		58,243		58,607
Allowance for loan losses, accrued interest and other assets	248,702		241,479		233,885		162,654		156,264
Total assets	$10,461,941		$9,100,180		$9,034,135		$8,919,405		$8,464,168

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$992,848	0.35%	$956,803	0.57%	$961,258	0.69%	$900,754	0.84%	$909,847	0.88%
Savings	72,139	0.42	67,380	0.50	62,311	0.53	57,431	0.60	54,391	0.57
Money market	4,285,907	0.52	4,061,286	1.10	4,189,283	1.34	4,265,435	1.76	3,932,459	1.88
Time deposits	877,448	1.95	805,924	2.09	712,155	2.15	703,278	2.20	694,414	2.16
Total interest-bearing deposits	6,228,342	0.69	5,891,393	1.14	5,925,007	1.32	5,926,898	1.66	5,591,111	1.74
Federal funds purchased	572,990	0.22	492,638	1.31	420,066	1.74	441,526	2.30	418,486	2.57
Other borrowings	64,711	4.85	64,707	4.85	64,698	4.79	64,689	4.79	64,680	4.84
Total interest-bearing liabilities	$6,866,043	0.69%	$6,448,738	1.19%	$6,409,771	1.39%	$6,433,113	1.73%	$6,074,277	1.83%
Non-interest-bearing liabilities:
Non-interest-bearing checking	2,646,030		1,749,671		1,759,671		1,654,928		1,591,722
Other liabilities	69,061		39,801		41,112		34,070		35,161
Stockholders' equity	862,500		853,800		818,320		792,284		763,742
Accumulated other comprehensive income (loss)	18,307		8,170		5,261		5,010		(734)
Total liabilities and stockholders' equity	$10,461,941		$9,100,180		$9,034,135		$8,919,405		$8,464,168
Net interest spread		3.11%		3.27%		3.10%		2.92%		2.97%
Net interest margin		3.32%		3.58%		3.47%		3.36%		3.44%

(1) Average loans include loans on which the accrual of interest has been discontinued.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 21%.
(3) Unrealized losses on available-for-sale debt securities are excluded from the yield calculation.